Exhibit 32.2

Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “Trust”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Gee, Chief Financial Officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	November 8, 2013

/s/ Jack Gee

Jack Gee*

Chief Financial Officer

(Principal financial officer)

_____________________

* The registrant is a trust and Mr. Gee is signing in his capacity as an officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the registrant.